Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated May 1, 2007 (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s change in its method of accounting for share-based payments upon the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006 and the restatement of the consolidated financial statements as discussed in Note 2 to those consolidated financial statements), relating to the consolidated financial statements of Gensym Corporation for the years ended December 31, 2006 and 2005 included in this Form 10-K into the Company’s previously filed Registration Statement on Form S-8 File Nos. 333-63008, 333-38488, 333-38464, 333-53455, 333-29707, 333-03863, 333-03861, 333-03857, 333-03855, 333-110809, 333-127476, 333-127475.

/s/ VITALE, CATURANO & COMPANY, LTD

Boston, Massachusetts

June 5, 2007